Exhibit 2

A BOARD BUILT FOR THE NEXT CHAPTER OF ANAVEX

The future direction of Anavex. Is in your hands.

PVG urges Anavex stockholders to vote the GOLD proxy card FOR all six PVG nominees and support meaningful change, stronger alignment and a focused plan to restore and maximize shareholder value.

Why Change Is Needed → | How to Vote

The choice is now. Learn why PVG believes change is needed, compare the six nominees side-by-side and follow the instructions to vote the GOLD card.

2026 Annual Meeting: September 24, 2026 at 8:30 a.m. EDT. Record date: July 31, 2026. The meeting is scheduled to be held virtually.

YOUR VOTE. YOUR INVESTMENT.

VOTE GOLD

FOR THE PVG NOMINEES

Patrick Adams
John Boris
Jason Kolbert
Rene Mora
Curtis Hogue
Ralf von Ziegesar

WHY CHANGE IS NEEDED

PVG believes the status quo is no longer enough.

The campaign's case for change is built around three core priorities: stronger shareholder alignment, a Board with the right experience for Anavex's next phase and a focused plan to restore and maximize shareholder value.

01

Stronger shareholder alignment

Anavex needs a Board that is meaningfully aligned with the stockholders it represents. PVG's campaign emphasizes ownership, accountability and a Board willing to actively oversee management and capital allocation.

See the choice →

02

The right experience for the next phase

PVG's six nominees bring complementary experience across biotechnology investing, pharmaceutical leadership, healthcare investment banking, neuroscience, public-company leadership, capital markets and asset management.

Compare the six pairings →

03

A plan to restore and maximize value

PVG's presentation sets out priorities to strengthen leadership, advance blarcamesine, unlock pipeline value and improve long-term shareholder alignment.

See PVG's plan →

The choice is clear: the status quo or meaningful change.

Review the campaign's case for change, compare the nominees and vote the GOLD proxy card FOR the six PVG nominees.

How to Vote →

Compare the Slates

THE CHOICE ON YOUR BALLOT

The skills Anavex needs. The experience PVG brings.

Current ANVX Board

	CURRENT ANVX BOARD	PVG NOMINEES
Shareholder alignment	PVG believes director ownership and economic alignment are important considerations for shareholders.	PVG presents its nominees as investors and market participants focused on shareholder value.
Relevant experience	Current ANVX Board experience includes telecommunications, hospital operations, physician practice and oncology development.	Biotech investing, pharmaceutical leadership, clinical analysis, healthcare banking and asset management experience.
Industry expertise	The current slate includes limited CNS/neurodegeneration-specific experience.	PVG nominees bring experience across biotechnology, pharmaceuticals, neuroscience and CNS-focused companies.
Capital markets experience	Current ANVX Board experience includes public-company leadership and business operations.	PVG nominees bring experience in healthcare investment banking, capital allocation, asset management and biotechnology investing.

Ready to act? Review the voting instructions and vote the GOLD proxy card FOR all six PVG nominees. How to Vote →

HOW TO VOTE

How to vote the GOLD proxy card.

Your vote is important, no matter how many shares you own. Follow the instructions provided with your GOLD proxy materials and submit your vote as soon as possible.

01 — ONLINE

Vote online

Visit the voting website printed on your GOLD proxy card and enter your unique control number.

02 — PHONE

Vote by phone

Call the telephone number printed on your GOLD proxy card and follow the automated instructions using your control number.

03 — MAIL

Vote by mail

Mark, sign and date your GOLD proxy card and return it promptly in the enclosed postage-paid envelope.

Hold shares through a broker or bank? Follow the voting instructions provided by your broker, bank or other nominee. The final campaign page should use the approved beneficial-owner instructions and deadlines from the definitive GOLD proxy materials. Read voting FAQs →

Need assistance voting? contact our proxy solicitor, InvestorCom LLC at (877) 972-0090

Compare the six nominees, side by side.

PVG's shareholder presentation compares each nominee directly with the corresponding member of the Current ANVX Board slate. Review the campaign's stated differences in experience, ownership and alignment.



GOLD — PVG NOMINEE

Patrick Adams

PVG candidate Patrick Adams brings 40+ years in biotech investing and capital allocation experience, has been successful in investing in the biotechnology sector, has vast experience with CNS companies, and was an investor in Axsome and many other CNS companies.



CURRENT ANVX BOARD

Jiong Ma

Current Board Chair Jiong Ma has an SPAC background (presiding over Mobix Labs' 90% loss in shareholder value), zero biopharma experience, and owns 0 shares of AVXL.

Experience & alignment

Long-term biotechnology investing and capital-allocation experience, contrasted with concerns about SPAC experience, biopharma expertise and shareholder alignment.





GOLD — PVG NOMINEE

Rene Mora

PVG candidate Rene Mora not only holds a physician's background (M.D., Ph.D.), but also boasts two decades of healthcare investment banking at Leerink and five years managing a healthcare portfolio at Monashee.

CURRENT ANVX BOARD

Peter Donhauser

Peter Donhauser's background as a physician lacks the operational and financial technicality that are necessary in running a successful biotech company.

Relevant expertise

Healthcare investment banking and portfolio-management experience, contrasted with concerns about the opposing candidate's operating and financial background.



GOLD — PVG NOMINEE

John Boris

PVG candidate John Boris brings a 41-year financial and executive career built entirely inside the pharmaceutical industry. John worked for Eli Lilly from 1985 to 1989, ending his tenure as Head of New Product and Sales, leading the Prozac team and Warner-Lambert from 1990 to 1997 (acquired by Pfizer) as Senior Manager, Neurosciences.



CURRENT ANVX BOARD

Claus van der Velden

Van der Velden has chaired AVXL's Audit Committee through delinquent quarterly filings and has a Telecom background.

Industry perspective

Deep pharmaceutical-industry experience, contrasted with concerns about the opposing candidate's sector background and audit-committee record.





GOLD — PVG NOMINEE

Curtis Hogue

PVG candidate Curtis Hogue has served as both Interim CEO and director of a publicly traded biopharma company; serving as an Interim CEO and director of Alaunos Therapeutics from 2023-2025, and a Rett syndrome charity, as well as 20+ years of experience in biotech equities.

CURRENT ANVX BOARD

Axel Paeger

Axel Paeger's executive record is in hospital group operations, not drug development; he holds no shares or options at AVXL, having no skin-in-the-game either.

Leadership perspective

Public-biopharma leadership and biotech-equities experience, contrasted with concerns about hospital-operations experience and shareholder alignment.





GOLD — PVG NOMINEE

Jason Kolbert

PVG candidate Jason Kolbert has spent 25+ years covering biotechnology and neuroscience specifically, working for such firms as Salomon Smith Barney (Citibank) and Maxim Group, and has analyzed the clinical development strategies and regulatory hurdles Blarcamesine now requires. He also worked for NeoStem Pharmaceuticals as Chief Business Officer from 2010-2012.

CURRENT ANVX BOARD

Adrian Senderowicz

Adrian Senderowicz's development and regulatory experience was built in oncology, which is a regulatory pathway that bears little to no resemblance to neurodegeneration.

Therapeutic focus

Biotechnology and neuroscience experience, contrasted with concerns about oncology-focused development and regulatory experience for a neurodegeneration-focused company.





GOLD — PVG NOMINEE

Ralf von Ziegesar

PVG candidate Ralf von Ziegesar has spent 30+ years in asset management and serves as Managing Director of FOCAM AG; he is familiar with the importance of long-term investing.

CURRENT ANVX BOARD

Gautam Patel

While Gautam Patel brings healthcare credentials, he has no background experience in CNS or neurodegeneration specific companies, and would be expected to oversee a Phase 3 trial.

Strategic perspective

Long-term asset-management experience, contrasted with concerns about CNS and neurodegeneration-specific experience.

PVG'S PLAN FORWARD

A focused plan to restore and maximize shareholder value.

The presentation organizes the campaign's forward plan around leadership, blarcamesine, pipeline value and shareholder alignment.

01

Strengthen leadership

Recruit experienced CNS or rare-disease leadership and rebuild management and clinical capabilities.

02

Advance blarcamesine

Establish a credible regulatory pathway and strengthen execution toward approval and commercialization.

03

Unlock pipeline value

Explore strategic partnerships, protect intellectual property and prioritize value across additional programs.

04

Align the board

Build an active board with meaningful ownership expectations and stronger accountability to shareholders.

FREQUENTLY ASKED QUESTIONS

Questions about voting and the campaign.

When is the 2026 Annual Meeting? +

Who can vote? +

How do I vote the GOLD card? +

What if my shares are held by a broker or bank? +

Can I change my vote? +

Why does PVG say change is needed? +

CAMPAIGN RESOURCES

Documents and information.

Proxy materials

Insert approved link

Investor Presentation

Download the campaign presentation

Stockholder letters

Insert approved link

Press releases & filings

Insert approved link

THE FUTURE DIRECTION OF ANAVEX IS IN YOUR HANDS

Vote the GOLD proxy card.

Vote FOR the six PVG nominees.

Vote GOLD →

VOTE THE GOLD PROXY CARD FOR THE PVG NOMINEES. DO NOT SIGN OR RETURN THE WHITE CARD.

DISCLOSURES

Forward-Looking Statements: This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements regarding the Company's plans, strategies and expectations regarding the 2026 Annual Meeting, director nominations, the proxy solicitation, the Company's go-forward strategy, clinical development programs, business prospects, and potential actions of the Board and the Executive Committee, are forward-looking statements. These statements can be identified by the use of forward-looking terminology, including the words "believes," "anticipates," "plans," "estimates," "expects," "intends," "may," "will," "would," "could," and similar expressions, or the negative thereof. Many factors may cause actual results to differ materially from those projected in any of such forward-looking statements, which should be considered together with any forward-looking statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements made or contained herein are based on information available to PVG as of the date hereof, and PVG undertakes no obligation to revise or update this letter to reflect events or circumstances after the date hereof except as required by law.

Important Information Regarding Participants in the Solicitation PVG Asset Management Corporation ("PVG"), together with its director nominees may be deemed to be "participants" (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company's stockholders in connection with the matters to be considered at the 2026 Annual Meeting. Information concerning the names of the Participants and their respective direct and indirect interests in the solicitation, including their interests in securities of Anavex Life Sciences Corp., is available in PVG's definitive proxy statement filed with the Securities and Exchange Commission (the "SEC"). Stockholders may obtain a copy of the definitive proxy statement and other relevant documents filed by PVG with the SEC free of charge at the SEC's website at www.sec.gov.

Important Additional Information and Where to Find It: PVG has filed a definitive proxy statement, an accompanying GOLD proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company's stockholders for the 2026 Annual Meeting. STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders are able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement, and other documents that the Company files with the SEC at no charge at the SEC's website at www.sec.gov. Copies are also available at no charge at the Company's website at www.anavex.com.